Exhibit 3.2

AMENDED AND RESTATED

BYLAWS

OF

LIFE PARTNERS HOLDINGS, INC.

A Texas Corporation

These Bylaws are subject to, and governed by, the Texas Business Organizations Code (the “Code”) and the Amended and Restated Certificate of Formation (the “Certificate”) of Life Partners Holdings, Inc. (the “Corporation”). In the event of a direct conflict between the provisions of these Bylaws and the mandatory provisions of the Code or the provisions of the Certificate, such provisions of the Code or the Certificate, as the case may be, will be controlling.

ARTICLE I

OFFICES

The Corporation may have, in addition to its registered office in the State of Texas, such other offices and places of business at such locations, both within and without the State of Texas, as the Board of Directors may from time to time determine or the business and affairs of the Corporation may require.

ARTICLE II

SHAREHOLDERS MEETINGS AND RECORD DATES

Section 1.                ANNUAL MEETING. An annual meeting of the shareholders shall be held each year in the month of January, or at such other time as may be selected by the Board of Directors from time to time. At the meeting, the shareholders shall elect the Board of Directors and transact such other business as may properly be brought before the meeting.

Section 2.                SPECIAL MEETINGS. Special meetings of the shareholders may be called by the president or chief executive officer, by a majority of the members of the Board of Directors or by the holders of not less than one-half of all the shares entitled to vote at the meeting. Only business within the purpose or purposes described in the notice of special meeting of shareholders may be conducted at the meeting.

Section 3.                PLACE OF MEETING. The Board of Directors may designate any place within or without the State of Texas as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. If no designation is made, or if a special meeting is called by anyone other than the Board of Directors, the place of meeting shall be the principal office of the corporation in the State of Texas, except as otherwise provided in Section 5 of this Article.

Section 4.                NOTICE OF MEETINGS. Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered and not less than ten (10) nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the president, chief executive officer, or the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail in a sealed envelope addressed to the shareholder at his address as it appears on the records of the Corporation, with first class postage thereon prepaid.

Section 5.                MEETING OF ALL SHAREHOLDERS. If all the shareholders shall meet at any time and place, either within or without the State of Texas, and consent to the holding of a meeting, such meeting shall be valid without call or notice, and at such meeting any corporate action may be taken.

Section 6.                CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. If the stock transfer books are not closed or no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the first date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided herein, such determination shall apply to any adjournment thereof.

Section 7.                VOTING LISTS AND SHARE LEDGER. The secretary shall prepare a complete list of the shareholders entitled to vote at any meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each shareholder, which list, for a period of ten days prior to any meeting, shall be kept on file at the principal office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the meeting and shall be subject to the inspection of any shareholder during the meeting. The original share ledger or stock transfer book, or a duplicate thereof kept in this State, shall be prima facie evidence as to the shareholders entitled to examine such list or share ledger or stock transfer book, or the shareholders entitled to vote at any meeting of shareholders or to receive any dividend.

Section 8.                QUORUM. A majority of the outstanding shares entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders. The shareholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 9.                PROXIES. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the secretary of the Corporation before or at the time of the meeting.

Section 10.            INFORMAL ACTION. Any action required or permitted to be taken at a meeting of the shareholders, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent, in writing, setting forth the action so taken shall be signed by the holder or holders of shares bearing not less than the minimum number of votes that would necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted. Such consent shall have the same effect as a vote of such shareholders.

ARTICLE III

DIRECTORS

Section 1.                MANAGEMENT OF THE CORPORATION. The powers of the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, the Certificate or these Bylaws directed or required to be exercised or done by the shareholders.

Section 2.                NUMBER AND TENURE. The number of directors on the Board of Directors shall be one, which number may be increased, within the limits herein specified, from time to time by vote of a majority of the entire Board of Directors. Each director shall hold office for the term for which he is elected or until his successor shall have been elected and qualified for the office whichever period is longer. All directors shall be at least eighteen years of age.

Section 3.                ANNUAL MEETINGS. The first meeting of each newly elected Board of Directors shall be held for the purpose of organization and the transaction of any other business, without notice, immediately following the annual meeting of shareholders, and at the same place, unless by unanimous consent of the directors then elected and serving such time or place shall be changed.

Section 4.                REGULAR MEETINGS. Regular meetings of the Board of Directors, of which no notice shall be necessary, shall be held at such times and places as may be fixed from time to time by resolution adopted by the Board and communicated to all directors. Except as otherwise provided by statute, the Certificate or these Bylaws, any and all business may be transacted at any regular meeting.

Section 5.                SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the president, chief executive officer, or any director. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Texas, as the place for holding any special meeting of the Board of Directors called by them.

Section 6.                NOTICE. Notice of any special meeting shall be given at least two (2) days prior thereto by written notice delivered personally, mailed or telegrammed to each director at his or her business address, or by electronic transmission, including but not limited to electronic mail and facsimile. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail in a sealed envelope so addressed with first class postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. If notice is given electronically, notice shall be deemed given when transmitted to a facsimile number provided by the director for the purpose of receiving notice; transmitted to an electronic mail address provided by the director for the purpose of receiving notice; posted on an electronic network and a message has been sent to the director for the purpose of alerting the director of a posting; or communicated to the director by any other form of electronic transmission provided to the Corporation by the director. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 7.                QUORUM. A majority of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, provided that if less than a majority of the directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

Section 8.                MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 9.                VACANCIES. Any vacancy occurring in the Board of Directors shall be filled by the affirmative vote of the majority of the remaining directors though less than a quorum of the Board of Directors, or by the shareholders at a special meeting of the shareholders called for that purpose. A director elected to fill a vacancy shall serve for the unexpired term of his predecessor in office.

Section 10.            COMMITTEES. The Board of Directors shall have authority to establish such committees as it may consider necessary or convenient for the conduct of its business. The Board of Directors may establish an executive committee in accordance with and subject to the restrictions set out in the statutes of the State of Texas. Any such committees established shall consist of at least one director.

Section 11.            INFORMAL ACTION. Any action required or permitted to be taken at a meeting of the Board of Directors, or any action which may be taken at a meeting of the Board of Directors or of a committee, may be taken without a meeting if a consent, in writing, setting forth the action so taken shall be signed by all of the directors, or all of the members of the committee, as the case may be. Such consent shall have the same effect as a unanimous vote.

ARTICLE IV

OFFICERS

Section 1.                TITLES. The officers of the Corporation shall be a president, secretary, and any such other officers, including treasurer and vice president(s), as may be provided by the Board of Directors and elected in accordance with the provisions of this article.

Section 2.                ELECTION AND TERM OF OFFICE. The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her death or until he or she shall resign or shall have been removed from office in the manner hereinafter provided.

Section 3.                REMOVAL. Any officer elected by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interest of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contractual rights.

ARTICLE V

CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 1.                CONTRACTS AND AGREEMENTS. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or agreement or execute and deliver any instruments in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 2.                LOANS. No loan shall be contracted on behalf of the Corporation, and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

Section 3.                CHECKS, DRAFTS, ORDERS, ETC. All checks, drafts, or other orders for the payment of money, notes or other evidences or indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents, of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

Section 4.                DEPOSITS. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositories as the Board of Directors may select.

ARTICLE VI

CERTIFICATES FOR SHARES AND THEIR TRANSFER

Section 1.                CERTIFICATES FOR SHARES. Certificates representing shares of the Corporation shall be in such form as may be determined by the Board of Directors. Such certificates shall be signed by the president or chief executive officer and by the secretary and may be sealed with the seal of the corporation or a facsimile thereof. All certificates surrendered to the Corporation for transfer shall be cancelled, and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

Section 2.                TRANSFER OF SHARES. Transfer of shares of the Corporation shall be made only on the books of the Corporation by the registered holder thereof or by his attorney authorized by power of attorney duly executed and filed with the secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

ARTICLE VII

FISCAL YEAR

The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

ARTICLE VIII

NOTICE

Whenever any notice whatsoever is required to be given under the provisions of these Bylaws, or under the provisions of the Certificate, or under the provisions of the corporation laws of the State of Texas, waiver thereof in writing, signed by the person, or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE IX

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Section 1.                INDEMNIFICATION. The Corporation shall indemnify and shall advance expenses to all directors, officers, employee or agents of the Corporation who are, were or are threatened to be made defendant or respondent to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, to the fullest extent that is expressly permitted or required by the statutes of the State of Texas and all other applicable law, provided, however, that such indemnity shall not be operative with respect to (a) any matter as to which such person shall have been finally adjudged in such action, suit, or proceeding to be liable for negligence or misconduct in the performance of his duties as such director, officer employee, or agent, (b) any matter settled or compromised, unless in the opinion of independent counsel selected by or in a manner determined by the Board of Directors, there is not reasonable ground for such person being adjudged liable for negligence or misconduct in the performance of his duties as such director, officer, employee, or agent, or (c) any amount paid or payable to the Corporation or such other enterprise.

Section 2.                NONEXCLUSIVITY OF RIGHTS. The right to indemnification and the advancement and payment of expenses conferred in this Article IX shall not be exclusive of any other right which any person may have or hereafter acquire under any law (common or statutory), provision of the Certificate, Bylaw, agreement, vote of shareholders or disinterested directors or otherwise.

Section 3.                INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any person who is or was serving as a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Code.

Section 4.                SAVINGS CLAUSE. If this Article IX or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and hold harmless each director, officer, employee and agent of the Corporation as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by any applicable portion of this Article IX that shall not have been invalidated and to the full extent permitted by applicable law.

ARTICLE X

LIMITATION OF LIABILITY

To the fullest extent permitted by applicable law, no director or officer of the Corporation shall be liable to the Corporation or its shareholders for monetary damages for an act or omission in the person’s capacity as a director or officer, except that these Bylaws do not eliminate or limit the liability of a director or officer for: (1) a breach of such person’s duty of loyalty to the Corporation or its shareholders; (2) an act or omission not in good faith that constitutes a breach of duty of such person to the Corporation or an act or omission not in good faith that involves intentional misconduct or a knowing violation of the law; (3) a transaction from which such person received an improper benefit, whether or not the benefit resulted from an action taken within the scope of such person’s duties; or (4) an act or omission for which the liability of a director or officer is expressly provided by statute. Any repeal or amendment of these Bylaws, or the adoption of any other provision of these Bylaws inconsistent with these Bylaws, by the shareholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation existing at the time of such repeal, amendment or adoption of an inconsistent provision.

ARTICLE XI

AMENDMENT OF BYLAWS

These Bylaws may be amended, altered or repealed, and new bylaws may be enacted, by the affirmative vote of the stockholders of record of a majority of the issued and outstanding shares of stock of the Corporation entitled to vote at any annual or special meeting, or by the affirmative vote of a majority of the directors present at any regular or special meeting of the Board of Directors.